Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
John M. Radak, Chief Financial Officer	Ruben Argueta
(858) 646-8032	(858) 646-8023
rargueta@quidel.com

QUIDEL REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

SAN DIEGO, August 2, 2011 (Marketwire) — Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions and cellular-based virology assays, announced today financial results for the second quarter ended June 30, 2011.

Second Quarter 2011 Highlights:

•	Increased total revenues 10% to $27.5 million compared to $25.0 million in the second quarter of 2010.

•	Expanded gross margin to 54.4% from 49.5% in the second quarter of 2010.

Second Quarter 2011 Results

For the second quarter of 2011, total revenues increased to $27.5 million from $25.0 million in the second quarter of 2010, an increase of 10%.

Net loss for the second quarter of 2011 was $3.7 million, or $0.11 per share, compared to net loss of $2.5 million, or $0.09 per share, for the second quarter of 2010. On a non-GAAP basis, excluding non-recurring items, amortization of acquired intangibles and stock compensation expense, net loss for the second quarter of 2011 was $1.5 million, or $0.04 per share, compared to a net loss of $0.1 million, or $0.00 per share, for the same period of 2010.

“We are pleased with the double digit revenue growth in the quarter and the gross margin expansion we achieved as a result of product cost improvements. While most of the revenue growth came from strong end-user demand for our Strep A product line, we did see growth across most of our product offerings,” said Douglas Bryant, president and CEO of Quidel Corporation. “More importantly, we made significant progress with our products in development, and have now submitted 510(k) packages to the FDA for our next-generation immunoassay instrument and for our first molecular assay.”

Six months Ended June 30, 2011

Total revenues increased 63% to $87.1 million for the six-month period ended June 30, 2011 from $53.4 million for the same period in 2010. For the six-month period in 2011, net income increased to $7.8 million, or $0.24 per diluted share, compared to a net loss of $5.0 million, or $0.18 per share, for the same six-month period in 2010. On a non-GAAP basis, excluding non-recurring items, amortization of acquired intangibles and stock compensation expense, net income for the six months ended June 30, 2011 was $12.1 million, or $0.37 per diluted share, compared to a net loss of $0.2 million, or $0.01 per share for the first six months in 2010.

Non-GAAP Financial Information

The Company is providing non-GAAP financial information to reflect the effect of certain non-recurring items, amortization of acquired intangibles and stock compensation expense on earnings (loss) and net earnings (loss) per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted net earnings (loss) and adjusted net earnings (loss) per share information for the periods presented because it believes this enables a better comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This presentation is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information

Quidel management will host a conference call today to discuss the second quarter results as well as other business matters beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

To participate in the live call by telephone from the U.S., dial (800) 291-5365 or from outside the U.S. dial (617) 614-3922, and enter the passcode 54739540.

A live webcast of the call can be accessed at http://www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering passcode 41859922.

About Quidel Corporation

Quidel Corporation serves to enhance the health and well being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the leading brand names QuickVue®, D3® Direct Detection and Thyretain™, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration (the “FDA”), our ability to comply with FDA, environmental and other regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, adverse changes in our international markets, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated acceptance, sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Three months ended June 30, 2011				Three months ended June 30, 2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$27,509	$—		$27,509	$25,026	$—		$25,026

Cost of sales (excludes amortization of intangible assets)	12,540	(167	) (2)	12,373	12,237	(171	) (2)	$12,066
Amortization of inventory fair value adjustment from acquisition	—	—		—	399	(399	) (3)	—

Total cost of sales (excludes amortization of intangible assets)	12,540	(167)		12,373	12,636	(570)		12,066

Research and development	6,450	(238	) (2)	6,212	6,349	(98	) (2)	6,251
Sales and marketing	6,254	(43	) (2)	6,211	6,272	(103	) (2)	6,169
General and administrative	5,593	(1,466	) (2)	4,127	4,792	(1,042	) (2)	3,750
Amortization of intangible assets from acquired businesses	1,631	(1,631	) (4)	—	1,467	(1,467	) (4)	—
Amortization of intangible assets from licensed technology	144	—		144	324	—		324
Business acquisition and integration costs	—	—		—	716	(716	) (5)	—

Total costs and expenses	32,612	(3,545)		29,067	32,556	(3,996)		28,560

Operating income (loss)	(5,103)	3,545		(1,558)	(7,530)	3,996		(3,534)

Interest expense	(499)	—		(499)	(611)	—		(611)
Interest income	57	—		57	11	—		11

Total other expense	(442)	—		(442)	(600)	—		(600)

Income (loss) before taxes	(5,545)	3,545		(2,000)	(8,130)	3,996		(4,134)

Income tax expense (benefit)	(1,885)	1,347	(6)	(538)	(5,663)	1,598	(6)	(4,065)

Net income (loss)	$(3,660)	$2,198		$(1,462)	$(2,467)	$2,398		$(69)

Basic earnings (loss) per share:	$(0.11)			$(0.04)	$(0.09)			$(0.00)
Diluted earnings (loss) per share:	$(0.11)			$(0.04)	$(0.09)			$(0.00)

Weighted shares used in basic per share calculation	32,900			32,900	28,406			28,406
Weighted shares used in diluted per share calculation	32,900			32,900	28,406			28,406

Gross profit as a % of total revenues	54%			55%	50%			52%
Research and development as a % of total revenues	23%			23%	25%			25%
Sales and marketing as a % of total revenues	23%			23%	25%			25%
General and administrative as a % of total revenues	20%			15%	19%			15%

(1)	The Company reports Non-GAAP results which primarily excludes certain acquisition related costs and stock-based compensation to provide a supplemental comparison of the results of operations.
(2)	Add back stock-based compensation
(3)	Add back amortization of inventory fair value adjustment from acquisition
(4)	Add back amortization of acquired intangibles
(5)	Add back business acquisition and integration costs
(6)	The Company’s marginal tax rate of approximately 38% and 40% for the three months ended June 30, 2011 and 2010, respectively, has been applied to the Non-GAAP adjustments.

Condensed balance sheet data (in thousands):	6/30/11	12/31/10
Cash and cash equivalents	$65,296	$6,788
Accounts receivables	10,870	13,477
Inventory	15,236	17,707
Total assets	254,258	214,593
Long term debt	49,508	79,774
Stockholders’ equity	181,522	112,521

QUIDEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS (1)

(In thousands, except per share data; unaudited)

	Six months ended June 30, 2011				Six months ended June 30, 2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenues	$87,104	$—		$87,104	$53,405	$—		$53,405

Cost of sales (excludes amortization of intangible assets)	32,583	(302	) (2)	32,281	24,871	(305	) (2)	$24,566
Amortization of inventory fair value adjustment from acquisition	—	—		—	1,118	(1,118	) (3)	—

Total cost of sales (excludes amortization of intangible assets)	32,583	(302)		32,281	25,989	(1,423)		24,566

Research and development	14,264	(405	) (2)	13,859	12,624	(248	) (2)	12,376
Sales and marketing	12,509	(97	) (2)	12,412	12,271	(206	) (2)	12,065
General and administrative	11,352	(2,881	) (2)	8,471	9,033	(1,866	) (2)	7,167
Amortization of intangible assets from acquired businesses	3,263	(3,263	) (4)	—	2,119	(2,119	) (4)	—
Amortization of intangible assets from licensed technology	288	—		288	648	—		648
Business acquisition and integration costs	—	—		—	2,066	(2,066	) (5)	—

Total costs and expenses	74,259	(6,948)		67,311	64,750	(7,928)		56,822

Operating income (loss)	12,845	6,948		19,793	(11,345)	7,928		(3,417)

Interest expense	(1,154)	—		(1,154)	(1,010)	—		(1,010)
Interest income	109	—		109	180	—		180

Total other expense	(1,045)	—		(1,045)	(830)	—		(830)

Income (loss) before taxes	11,800	6,948		18,748	(12,175)	7,928		(4,247)

Income tax expense (benefit)	4,012	2,640	(6)	6,652	(7,191)	3,171	(6)	(4,020)

Net income (loss)	$7,788	$4,308		$12,096	$(4,984)	$4,757		$(227)

Basic earnings (loss) per share:	$0.24			$0.37	$(0.18)			$(0.01)
Diluted earnings (loss) per share:	$0.24			$0.37	$(0.18)			$(0.01)

Weighted shares used in basic per share calculation	32,675			32,675	28,457			28,457
Weighted shares used in diluted per share calculation	33,110			33,110	28,457			28,457

Gross profit as a % of total revenues	63%			63%	51%			54%
Research and development as a % of total revenues	16%			16%	24%			23%
Sales and marketing as a % of total revenues	14%			14%	23%			23%
General and administrative as a % of total revenues	13%			10%	17%			13%

(1)	The Company reports Non-GAAP results which primarily excludes certain acquisition related costs and stock-based compensation to provide a supplemental comparison of the results of operations.
(2)	Add back stock-based compensation
(3)	Add back amortization of inventory fair value adjustment from acquisition
(4)	Add back amortization of acquired intangibles
(5)	Add back business acquisition and integration costs
(6)	The Company’s marginal tax rate of approximately 38% and 40% for the six months ended June 30, 2011 and 2010, respectively, has been applied to the Non-GAAP adjustments.

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